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                                                                   EXHIBIT 10.30

                       FIRST AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------
                               (REVOLVING LOAN)
                               ----------------

This First Amendment to Loan Agreement ("FIRST AMENDMENT") is made as of December 31, 1996 (the "AMENDMENT DATE") between American National Bank and Trust Company of Chicago, a national banking association (together with its successors and assigns referred to collectively as "LENDER") and Platinum Technology, Inc., a Delaware corporation ("BORROWER").

                                   RECITALS
                                   --------

     A. Borrower and Lender previously entered into that certain Loan Agreement dated December 31, 1995 (the "AGREEMENT") pursuant to which Lender established a Twenty-Five Million Dollar ($25,000,000) revolving credit facility for Borrower (the "LOAN"). All capitalized terms not specifically defined in this First Amendment will have the meanings ascribed to such terms in the Agreement. An executed copy of the Agreement (without schedules or exhibits) is set forth on attached and incorporated EXHIBIT "A" to this First Amendment.
                                       -----------

     B. The scheduled Maturity Date for the Loan under the Agreement was December 31, 1996. The parties, however, have agreed to extend the Maturity Date until December 31, 1997. In addition, based on the general operations of Borrower, Lender and Borrower have agreed to modify certain financial covenants previously set forth in the Agreement.

                                    CLAUSES
                                    -------

     In consideration of the preceding, the premises, covenants and obligations set forth below, and any loans, advances or extensions of credit which Lender previously, currently or subsequently makes for the benefit of Borrower, the parties amend the Agreement as follows:

     1. Delete existing Section 1.33 of the Agreement in its entirety, and substitute the following in its place:

          "1.33 MATURITY DATE. The term "MATURITY DATE" shall
                -------------
          mean December 31, 1997. However, the parties may extend the Maturity Date as provided in Section 2.9 below."

     2. Delete existing Section 5.2 of the Agreement in its entirety, and substitute the following in its place:

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          5.2  FINANCIAL COVENANTS.  At all times, Borrower shall
               -------------------
          maintain:

          (i) a ratio of Indebtedness to Tangible Net Worth of not more than 1:1; (ii) a constant, minimum Tangible Net Worth of One Hundred Fifty Million Dollars ($150,000,000); and (iii) a ratio of more than 1:1 of a fraction determined as follows (A) the numerator of such fraction will be the sum of Borrower's cash, current and non-current marketable securities and accounts receivable, and (B) the denominator of such fraction will be Borrower's Current Liabilities, provided however that (C) at all times at least ten percent (10%) of the total Dollar amount of the numerator of such fraction must be comprised of cash and marketable securities. In determining the ratios described in this Section 5.2, any deferred revenues reflected by Borrower on its financial statements as liabilities will be excluded from the definitions of Indebtedness and Current Liabilities"

     3. The parties agree that the Maturity Date as defined in the Note is, though this instrument, extended until December 31, 1997. Borrower shall execute a new Note and deliver the same to Lender, immediately on the Amendment Date, which Note shall be modified solely to account for the change in Maturity Date stated previously in this Section 3 of this First Amendment. Except as specifically provided in this Section 3 of this First Amendment, all terms and provisions of the Note shall remain the same, without change, modification or deletion.

     4. Borrower reaffirms and remakes to Lender all representations and warranties set forth in Article 4 of the Agreement, and further represents and warrants to Lender that as of the Amendment Date, no Default Event exists under the Agreement, Note or any other Loan Document, and Borrower is in full compliance with all of Borrower's obligations under the Agreement and all other Loan Documents, including but not limited to Borrower's affirmative and negative covenants set forth in Articles 5 and 6 of the Agreement.

     5. Except as this First Amendment specifically provides otherwise, all terms and provisions of the Agreement, Note and other Loan Documents shall remain in full force and effect without change, modification or deletion.

     6. The laws of the State of Illinois (other than those which pertain to conflicts of law) shall govern all terms of this First Amendment, irrespective of the fact that one or more of the parties now is or may become a resident of a different state.

     7. Lender, by entering into this First Amendment, is not waiving any rights it may have under the Agreement concerning any breach (whether or not currently

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matured) of Borrower under the Agreement, Note or any other Loan Documents, or of any matured or unmatured Default Event, whether or not Lender has notice of the same.

          The parties have caused their duly authorized representatives to execute and deliver this First Amendment as of the Amendment Date.




PLATINUM TECHNOLOGY, INC., A            AMERICAN NATIONAL BANK AND TRUST
Delaware Corporation                    COMPANY OF CHICAGO, A national banking
                                        association

By: /s/ Michael C. Wyett                By: ________________________________
   -------------------------

Its: S.V.P - General Counsel            Its: _______________________________
    ------------------------

                     REVOLVING PROMISSORY NOTE (UNSECURED)

$25,000,000.00                                                Chicago, Illinois
Due December 31, 1997                                         December 31, 1996

     FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of Twenty Five Million Dollars ($25,000,000) or such lesser principal sum as may be advanced and owed by Borrower to Bank pursuant to a certain Loan Agreement dated December 31, 1995 as amended from time to time by and between Borrower and Bank (the "Agreement"), the terms of which are incorporated by reference and made a part of this Note as if fully set out.

     Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, the Agreement, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise ("Borrower's Liabilities") shall be due and payable on December 31, 1997.

     Borrower's Liabilities unpaid from time to time shall bear interest from the date hereof until paid, computed at the "Loan Rate," as such term is defined in the Agreement; provided, however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of
(a) the rate in effect prior to the due date and (b) 2%. The Loan Rate shall be based upon the "Prime Rate" (as defined in the Agreement) or the "Libor Rate" (as defined in the Agreement).

     If accrued interest is based upon Prime Rate, such accrued interest shall be payable by Borrower to Bank on the first Business Day of each Fiscal Quarter (as defined in the Agreement), and at maturity. If accrued interest is based upon Libor Rate, such accrued interest shall be payable by Borrower to Bank on or before the final day of the Libor Rate Period (as defined in the Agreement) on which the Libor Rate was based, and at maturity. All interest payments shall be paid at Bank's principal place of business, or at such other place as Bank may designate from time to time. "Business Day" means any day of the year on which Bank is open for business in Chicago, Illinois. Default interest and accrued interest on all of Borrower's Liabilities after maturity shall be payable on demand.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable, and such default continues uncured for five days; (b) if Borrower fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note which is required to be performed, kept, or observed by Borrower; (c) occurrence of a default or an event of default under the Agreement or any other agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank which default remains uncured within the time periods specified in the Agreement or other applicable agreements.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower, in addition to all other remedies available to Bank at law, in equity or otherwise: (i) all of Borrower's Liabilities shall be immediately due and payable; and (ii) Bank may exercise any one or more of the rights and remedies accruing to an unsecured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Bank to enforce prompt payment thereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     Borrower agrees to pay, upon Bank's demand therefor, any and all costs, fees and expenses (including but not limited to attorneys' fees, costs and expenses) incurred by Bank: (i) in enforcing any of Bank's rights hereunder, and
(ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note or Borrower's Liabilities, and to the extent not paid, the same shall become part of Borrower's Liabilities hereunder.

     This Note shall be deemed to have been submitted by Borrower to Bank at Bank's principal place of business and shall be deemed to have been made at such place of business. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER, IRREVOCABLY, AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS

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OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED
TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS, BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


                                         BORROWER:

                                         PLATINUM TECHNOLOGY, INC., a
                                         Delaware corporation


                                         By: /s/ Michael C. Wyatt
                                            ------------------------------------
                                                        Signature


                                         Senior Vice President & General Counsel
                                         ---------------------------------------
                                                        Title

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